UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

Lightstone Value Plus REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 8, 2023, Lightstone Value Plus REIT II, Inc. (“Lightstone REIT II” or the “Company”), through majority owned and consolidated subsidiaries, (collectively, the “Sellers”) entered into an agreement, as amended, (the “Florida Hotel Portfolio Agreement”) to sell (i) a 126-room limited service hotel which operates as a Hampton Inn, located in Miami, Florida (the “Hampton Inn - Miami”), and (ii) a 104-room select service hotel which operates as a Hampton Inn & Suites, located in Fort Lauderdale, Florida (the “Hampton Inn & Suites - Fort Lauderdale”, and collectively the “Florida Hotel Portfolio”), to Vista Acquisitions Inc., (the “Buyer”) an unaffiliated third party, for an aggregate contractual sales price of $28.0 million.

On July 21, 2023 and July 17, 2023, the Sellers completed the sale of the Hampton Inn & Suites - Miami and the Hampton Inn & Suites – Fort Lauderdale, respectively, to the Buyer for $28.0 million pursuant to the terms of the Florida Hotel Portfolio Agreement.  In connection with the transaction, the Sellers used proceeds of $16.7 million to make a principal paydown on its revolving credit facility reducing its outstanding balance to $101.5 million. The net proceeds from the disposition of the Florida Hotel Portfolio were $10.3 million, after the aforementioned principal paydown, closing costs, pro rations and other working capital adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT II, INC.

Date: July 26, 2023	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Principal Accounting Officer